Exibit 77(q)
                                    Exhibits

(a)(1) Certificate of Amendment to Certificate of Trust of ING Global Equity Dividend and Premium Opportunity Fund was duly executed on February 22, 2005 and filed in order to change the name of the Fund from ING Global Equity Dividend and Premium Income Fund to ING Global Equity Dividend and Premium Opportunity Fund - Filed as an exhibit to Pre-Effective Amendment No. 4 to the Registrant's Registration Statement filed on Form N-1A on March 21, 2005 and incorporated herein by reference.

(a)(2) Second Amended and Restated Declaration of the Trust of ING Global Equity Dividend and Premium Opportunity Fund dated February 22, 2005 - Filed as an exhibit to Pre-Effective Amendment No. 5 to the Registrant's Registration Statement filed on Form N-1A on March 25, 2005 and incorporated herein by reference.

(a)(3) Bylaws of ING Global Equity Dividend and Premium Opportunity Fund dated April 1, 2004 - Filed as an exhibit to Pre-Effective Amendment No. 3 to the Registrant's Registration Statement filed on Form N-1A on February 24, 2005 and incorporated herein by reference.

(e)(1) Amended and Restated Investment Management Agreement dated March 28, 2005 between ING Investments, LLC and ING Global Equity Dividend and Premium Opportunity Fund - Filed as an exhibit to Pre-Effective Amendment No. 5 to the Registrant's Registration Statement filed on Form N-1A on March 25, 2005 and incorporated herein by reference.

(e)(2) Sub-Advisory Agreement between ING Investments, LLC and ING Investment Management Advisors B.V. dated March 28, 2005 with regard to ING Global Equity Dividend and Premium Opportunity Fund - Filed as an exhibit to Pre-Effective Amendment No. 5 to the Registrant's Registration Statement filed on Form N-1A on March 25, 2005 and incorporated herein by reference.